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Investor Presentation
Investor Presentation
First Quarter 2011
First Quarter 2011
Steven R. Gardner
Steven R. Gardner
President & CEO
President & CEO

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This presentation contains forward-looking statements regarding events or future financial performance of the Company, including statements with respect to our objectives and strategies, and the results of our operations and our business. These statements are based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. Actual results may differ from those projected in the forward-looking statements. We caution readers of this presentation not to place undue reliance on these forward-looking statements as a number of risks could cause future results to differ materially from these statements. These risks include, but are not limited to, the following: changes in the performance of the financial markets;
changes in the demand for and market acceptance of the Company's products and services; changes in general economic conditions including interest rates, presence of competitors with greater financial resources, and the impact of competitive projects and pricing; the effect of the Company's policies; the continued availability of adequate funding sources; and various legal, regulatory and litigation risks; as well as those additional risks identified in risks factors discussed in the reports filed by the Company with the SEC, which are available on its website at www.sec.gov. The Company does not undertake any obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

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 • In 1983, Pacific Premier Bank (the
 “Bank”) was founded and later expanded
 into subprime lending
 • By 1999, growing losses prompted the
 Bank to refocus its strategy
 • In 2000, the current management team
 took over and developed a three phase
 strategic plan to transform the Bank from
 a nationwide subprime lender into a
 traditional Community Bank
 Phase 1 - Recapitalize Pacific Premier
 • Issued $12 million note and warrants
 • Lowered the risk profile of the Bank
 Phase 2 - Return to Profitability
 • Grew the balance sheet
 • Raised $27 million via secondary offering
 Phase 3 - Commercial Bank Model
 • Diversify loan and deposit portfolios
 • Raised $15 million Offensive Capital
 • Q1 2011 closed on FDIC acquisition of
 Canyon National Bank

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Headquarters:	Costa Mesa, CA
Business Focus:	Small and middle market businesses
Total Assets:	$956.5 million
Branches:	9 locations
TCE:	8.11%
FD book value:	$ 7.64
ROAA:	2.16%
ROAE :	23.25%
At March 31, 2011

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Strong Management Team
Name	Position	Age	Experience
Steve Gardner	President & CEO	50	27
Kent Smith	EVP & Chief Financial Officer	49	25
Eddie Wilcox	EVP & Chief Banking Officer	44	22
Mike Karr	EVP & Chief Credit Officer	42	21
Steve Arnold	SVP & General Counsel	41	19
Tom Rice	SVP & Chief Information Officer	39	18

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	(dollars in thousands, except per share data)
Balance Sheets	QTD 3/31/11	QTD 12/31/10	QTD 9/30/10	QTD 6/30/10	QTD 3/31/10
Total assets	$ 956,482	$ 826,816	$ 821,320	$ 797,242	$ 767,644
Net loans	691,074	555,538	543,284	543,023	537,882
Total deposits	832,786	659,240	656,791	632,043	612,901
Total borrowings	38,810	78,810	76,810	76,810	76,810

Statements of Operations
Net interest income	$ 9,102	$ 7,533	$ 7,402	$ 6,842	$ 6,660
Provision for loan losses	106	0	397	639	1,056
Noninterest income	5,239	14	674	(1,038)	(726)
Noninterest expense	6,359	5,009	4,809	4,808	4,322
Net income	4,772	1,600	1,845	337	456

Bank Capital Ratios
Tier 1 leverage	9.09	10.29	10.15	10.30	10.01
Tier 1 risk based	10.29	14.03	14.01	13.88	13.96
Total risk based	11.40	15.28	15.26	15.13	15.21

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• Expansion opportunities - FDIC and traditional M&A
• Relationship banking - small/middle market businesses
• Proactive credit management
• Potential to grow fee income/consumer products
Develop the Bank into one of Southern California’s
top performing commercial banks

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Texas ratio defined as NPAs + 90 days PD / tangible common equity plus loan loss reserves; Circle radius represents 100 miles
SoCal Stressed Institutions
Possible failures as of March 31, 2011 within 100 miles of Costa Mesa, California
	Texas Ratio	# of Institutions
Near term	100% +	10
Longer term	50% to 100%	31
Possible near and longer term failures
Texas Ratio > 100%
Texas Ratio b/t 50-100%
Source: SNL Financial

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Strong Core Deposit Growth
1.07%
1.40%
1.78%
Cost - 3.28%

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0.39%
0.72%
0.93%
Cost - 1.18%

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At March 31, 2011
(in millions)

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• Overall Underwriting Philosophy:
 • Global cash flow focused
• Loans:
 • Business - owner occupied CRE and C&I
 • Investor owned CRE approach
 • No CRE TDR, no covenant lite, no high risk lending
 • Personal guarantees, cross collateral and cross guarantees
• Proactive Portfolio Management

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At March 31, 2011
(in millions)

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	Average Loan Size	Average Rate	Seasoning (months)	LTV	DCR
Real estate loans:
Multi-family	$ 1,002,000	6.17%	54	70%	1.20
Non O/O CRE	$ 998,000	6.73%	51	61%	1.33
Res. 1-4 1st	$ 178,000	5.45%	42	68%	----
Business loans:
O/O CRE	$ 631,000	6.52%	64	53%	----
C & I	$ 237,000	6.40%	37	----	----
SBA	$ 113,000	5.82%	29	----	----
At March 31, 2011

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	3/31/11	12/31/10	12/31/09	12/31/08
Balance	$235.4	$243.6	$278.7	$287.6
Avg. balance	$1.002	$1.041	$1.053	$1.053
Rate	6.17%	6.21%	6.20%	6.30%
LTV	70%	69%	67%	65%
DCR	1.20	1.20	1.20	1.47
(dollars in millions)

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Non-owner occupied CRE
	3/31/11	12/31/10	12/31/09	12/31/08
Balance	$156.6	$130.5	$149.6	$163.4
Avg. balance	$.998	$1.165	$1.216	$1.202
Rate	6.73%	6.66%	6.85%	7.04%
LTV	61%	59%	59%	57%
DCR	1.33	1.30	1.42	1.54
(dollars in millions)

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Strong Loan Performance
Delinquency to Total Loans
California peer group consists of all insured California institutions in the FFIEC database
CNB Acquisition
2/11/11

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Proactive Asset Management
California peer group consists of all insured California institutions in the FFIEC database
Nonperforming Assets to Total Assets
CNB Acquisition
2/11/11

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• Bank gaining market share from competitors
• So. CA still one of the best banking markets
• Target rich environment for acquisitions
• Proven management team and track record

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Questions?
Questions?